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                                                                     EXHIBIT 5.1




                                  June 5, 1998

CKS Group, Inc.
10441 Bandley Drive
Cupertino, California 95014

         RE:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CKS Group, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about June 5, 1998 in connection with the registration under the Securities
Act of 1933, as amended (the "Act"), of an aggregate of: (A) 300,000 shares of Common Stock establishing an initial reserve for the Complany's 1997 Employee Stock Purchase Plan (the "ESPP"), and (B) 100,000 shares of Common Stock reserved for issuance under the Company's 1995 Directors' Option Plan, as amended (the "Directors' Plan") (all such shares of Common Stock being hereinafter referred to as the "Shares"), and (ii) the Prospectuses dated May 26, 1998 that relate to the ESPP and Directors' Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the ESPP and the Directors' Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectuses and the ESPP and the Directors' Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectuses and any subsequent amendment thereto.

                                     Very truly yours,

                                     WILSON, SONSINI, GOODRICH & ROSATI
                                     Professional Corporation


                                     /s/ WILSON SONSINI GOODRICH & ROSATI